UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2007

Xethanol Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000
(Registrant’s Telephone Number, Including Area Code)

__________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Xethanol Corporation (“Xethanol”), the registrant, announced today that it has refined its research and development strategy to pursue opportunities in clean technology in view of the changing ethanol markets and other economic factors affecting its current business. Xethanol has engaged a leading intellectual property law firm, Fish & Richardson P.C., to help it assess the company’s intellectual property portfolio. To improve shareholder value, Xethanol is focusing on opportunities in renewable energy and clean technology, including biomass gasification for electricity production, wind power, solar power, energy storage, energy infrastructure, energy efficiency, waste recycling and agricultural processes. These sectors aim to provide profitable solutions to global challenges.

A copy of the press release issued by Xethanol on December 19, 2007 announcing the change in its research and development strategy is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press release issued by Xethanol Corporation on December 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: December 19, 2007	By:	/s/ David R. Ames
David R. Ames
Chief Executive Officer and President